Exhibit 10.7

CANADIAN INTELLECTUAL PROPERTY SECURITY AGREEMENT

This Canadian Intellectual Property Security Agreement (as amended, supplemented, restated, extended, renewed, or replaced from time to time, this “Agreement”) dated June 30, 2015, granted by Mad Catz Interactive, Inc. (“Parent”) and 1328158 Ontario Inc. (“MCC” and, together with Parent, the “Debtors” and each a “Debtor”) in favour of NewStar Business Credit, LLC, a Delaware limited liability company, as Administrative agent (together with its successors and assigns, the “Secured Party”) for the benefit of the Lenders (as defined in the security agreement referred to below).

RECITALS:

WHEREAS, pursuant to the Canadian Security Agreement, dated as of the date hereof (as amended, restated, supplemented, or otherwise modified, the “Security Agreement”), the Debtors have granted security interests in favour of the Secured Party;

AND WHEREAS, the Secured Party may wish to record this Agreement with the Canadian Intellectual Property Office (“CIPO”);

THEREFORE, for good and valuable consideration, the receipt and adequacy of which are acknowledged, the Debtors hereby agree with the Secured Party as follows:

SECTION 1. Defined Terms.  Initially capitalized terms used but not defined in this Agreement have the same meanings as in the Security Agreement.

SECTION 2. Grant of Security Interest in Intellectual Property.  As continuing security for the payment and performance of each Debtor’s respective Secured Obligations, each Debtor hereby grants to the Secured Party, for the benefit of the Lenders, a continuing, specific and fixed security interest (the “IP Security Interest”) in all such Debtor’s right, title and interest in, to and under all of the following intellectual property rights of such Debtor:

(a)

the trademarks and trademark licenses to which it is a party (collectively, the “Trademarks”) and all goodwill of the business connected with the use of, and symbolized by, each Trademark, which are listed on Schedule A attached hereto;

(b)

the patents, industrial designs, patent licenses and industrial design licenses to which it is a party (collectively, the “Patents”) and all divisionals, continuations, continuations, continuations-in-part, reissues, reexaminations or extensions of the Patents, which are listed on Schedule B attached hereto;

(c)	the copyrights of such Debtor and copyright licenses pursuant to which such Debtor is an exclusive licensee (collectively, the “Copyrights”), which are listed on Schedule C attached hereto; and

(d)

any other proprietary rights and intellectual property of each Debtor, including without limitation, formulations, manufacturing procedures, quality control procedures and product specifications relating to any products sold under the Patents, Copyrights, Trademarks and domain names of each Debtor

(collectively, the “IP Collateral”).

SECTION 3. Security Agreement.  The IP Security Interest is granted in conjunction with the security interests granted pursuant to the Security Agreement, and each Debtor hereby acknowledges and affirms that the rights and remedies of the Secured Party, on behalf of the Lenders, with respect to the IP Security Interest in the IP Collateral are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.

SECTION 4. Termination.  Upon termination of the commitments in respect of all Secured Obligations and full and final payment and performance of the Secured Obligations, the Secured Party shall, upon request in writing by the Debtors and at the expense of the Debtors, cancel and discharge the IP Security Interest and execute and deliver to the Debtors such documents as shall be requisite to discharge the IP Security Interest.

SECTION 5. Governing Law.  This Agreement is a contract made under and shall be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable in the Province of Ontario without prejudice to or limitation of any other rights or remedies available under the laws of any jurisdiction where property or assets of any Debtor may be found.

SECTION 6. Assignment.  The Secured Party may assign all of its rights and obligations under this Agreement. No Debtor shall assign this Agreement or any of its rights or obligations under this Agreement. This Agreement shall enure to the benefit of the Secured Party and its successors (including any successor by reason of amalgamation) and assigns and shall be binding on each Debtor, and its successors (including any successor by reason of amalgamation).

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IN WITNESS OF WHICH, the Debtors and Secured Party have duly executed this Agreement:

DEBTORS:

MAD CATZ INTERACTIVE, INC.

By:	/s/ Darren Richardson
Name: Darren Richardson Title: President & CEO

1328158 ONTARIO INC.

By:	/s/ Darren Richardson
Name: Darren Richardson Title: President & CEO

Canadian Intellectual Property Security Agreement – Parent and MCC

SECURED PARTY:

NEWSTAR BUSINESS CREDIT, LLC

By:	Greg Gentry
Name: Greg Gentry
Title: SVP

Canadian Intellectual Property Security Agreement

SCHEDULE A

TRADE-MARKS

MAD CATZ INTERACTIVE, INC.: REGISTERED TRADEMARKS AND PENDING TRADEMARK APPLICATIONS

Owner	Trademark Description	Registration Number
Mad Catz Interactive, Inc.		1609364 (Application)
Mad Catz Interactive, Inc.		1609363 (Application)

1328158 ONTARIO INC.: REGISTERED TRADEMARKS AND PENDING TRADEMARK APPLICATIONS

Owner	Trademark Description	Registration Number
1328158 Ontario Inc.	Previously Played	TMA545102
1328158 Ontario Inc.	Play it! Previously Played	TMA497236
1328158 Ontario Inc.	Games Trader	TMA428847
1328158 Ontario Inc.	Play it Cool with Previously Played	TMA497235

Canadian Intellectual Property Security Agreement

SCHEDULE B

PATENTS

MAD CATZ INTERACTIVE, INC.: ISSUED PATENTS AND PENDING PATENT APPLICATIONS

Nil.

1328158 ONTARIO INC.: ISSUED PATENTS AND PENDING PATENT APPLICATIONS

Nil.

SCHEDULE C

COPYRIGHTS

MAD CATZ INTERACTIVE, INC.: COPYRIGHT REGISTRATIONS AND PENDING COPYRIGHT APPLICATIONS

Nil.

1328158 ONTARIO INC.: COPYRIGHT REGISTRATIONS AND PENDING COPYRIGHT APPLICATIONS

Nil.